UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
May 24, 2013
Date of Report (Date of earliest event reported)

SOLARWINDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34358	73-1559348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3711 South MoPac Expressway
Building Two
Austin, Texas 78746
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 24, 2013, SolarWinds, Inc., through one of its subsidiaries, SolarWinds Worldwide, LLC (collectively referred to as “SolarWinds”) completed its acquisition of N-able Technologies International, Inc., a Delaware corporation (“N-able”) pursuant to an Agreement and Plan of Merger and Reorganization dated May 17, 2013 (the “Merger Agreement”), a copy of which is filed as an exhibit to this Current Report on Form 8-K. N-able is a leader in Cloud-based remote monitoring and management and service automation software for Managed Service Providers.

Upon completion of the acquisition, N-able became a subsidiary of SolarWinds in exchange for a cash payment of $120.0 million plus an amount equal to the excess of N-able's cash and other current assets minus current liabilities as of the closing date (the “Closing Cash Consideration”), all as set forth in the Merger Agreement. $12.0 million of the Closing Cash Consideration is being held in escrow as partial security for the indemnification obligations of the equity holders of N-able. The foregoing description of the transaction is qualified in its entirety by the full text of the Merger Agreement.

Cautionary Note Regarding Merger Agreement

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It contains representations and warranties of N-able and SolarWinds made to and solely for the benefit of the parties. These representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. Furthermore, certain warranties in the Merger Agreement were used for the purpose of allocating risk, rather than establishing matters as facts. Accordingly, investors and security holders should not rely on the warranties as characterizations of the actual state of facts, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying confidential disclosure schedules.

Item 9.01	Financial Statements and Exhibits.

(a)      Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar after the date this report on Form 8-K must be filed.

(d)	Exhibits.

Exhibit Number	Description

2.1
Agreement and Plan of Merger and Reorganization dated as of May 17, 2013 by and among SolarWinds Worldwide, LLC, North Acquisition Corp., N-able Technologies, Inc., the Equity Holder Representatives and U.S. Bank, National Association (With Respect to Article VII Only) (*)

*     Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. SolarWinds, Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS, INC.

Dated:	May 28, 2013	By:	/s/ MICHAEL J. BERRY

Michael J. Berry
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1
Agreement and Plan of Merger and Reorganization dated as of May 17, 2013 by and among SolarWinds Worldwide, LLC, North Acquisition Corp., N-able Technologies, Inc., the Equity Holder Representatives and U.S. Bank, National Association (With Respect to Article VII Only) (*)

*     Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. SolarWinds, Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.